UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/24/2012

Stereotaxis, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50884

Delaware	94-3120386
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, MO 63108
(Address of principal executive offices, including zip code)

314-678-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 24, 2012, Christopher D. Alafi informed the Board of Directors of Stereotaxis, Inc. (the "Company") that he does not intend to stand for re-election as a director at the Company's 2012 Annual Meeting of Stockholders, which is expected to be held in August 2012.

Item 8.01.    Other Events

On May 30, 2012, the Company issued a press release (the "Press Release") announcing that William C. Mills, III, has been appointed Chairman of the Board of Directors of the Company, effective immediately. Mr. Mills succeeds Fred A. Middleton who will remain on the board of directors of the Company. The Company also announced that Christopher D. Alafi does not intend to stand for re-election to the board of directors at the upcoming annual meeting of stockholders in August 2012. A copy of the Press Release is being filed as Exhibit 99.1 hereto, and the statements contained therein are incorporated by reference herein.

Forward Looking Statements and Additional Information

Statements are made herein or incorporated herein that are "forward-looking statements" as defined by the Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical fact, included or incorporated herein that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are not guarantees of future events or the Company's future performance and are subject to risks, uncertainties and other important factors that could cause events or the Company's actual performance or achievements to be materially different than those projected by the Company. For a full discussion of these risks, uncertainties and factors, the Company encourages you to read its documents on file with the SEC. Except as required by law, the Company does not intend to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits.

99.1        Stereotaxis, Inc. Press Release dated May 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stereotaxis, Inc.

Date: May 30, 2012	By:	/s/ Karen Witte Duros
Karen Witte Duros
Sr. Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Stereotaxis, Inc. Press Release dated May 30, 2012.